UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2015

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX 78701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 20, 2015, Silicon Laboratories UK Limited (“Silicon Laboratories UK”), the United Kingdom subsidiary of Silicon Laboratories Inc. (“Silicon Laboratories”) and the shareholders of Telegesis (UK) Limited, a limited liability company incorporated in England and Wales (“Telegesis”) entered into an Agreement (the “Purchase Agreement”) pursuant to which Telegesis became a wholly-owned subsidiary of Silicon Laboratories UK.  Under the terms of the Purchase Agreement, Silicon Laboratories UK acquired all of the outstanding capital stock of Telegesis in exchange for cash consideration of $19.9 million. Of the consideration, approximately $2.9 million was held in escrow as security for breaches of warranties and certain other expressly enumerated matters.

Telegesis is a supplier of wireless mesh networking modules based on Silicon Laboratories’ ZigBee® technology. Telegesis modules are deployed in smart meters, USB adapters and gateways for smart energy applications.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.1	Agreement, dated November 20, 2015, by and between the shareholders of Telegesis (UK) Limited and Silicon Laboratories UK Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

November 23, 2015	/s/ John C. Hollister
Date	John C. Hollister Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement, dated November 20, 2015, by and between the shareholders of Telegesis (UK) Limited and Silicon Laboratories UK Limited